Exhibit 12.1 Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements.

	Six months ended June 30, 2001	Year ended December 31,
(dollars in thousands)
		2000	1999	1998	1997	1996
a. Ratio of Earnings to Fixed Charges
Including Interest on Deposits
Earnings:
Income before income taxes	$761,947	$1,086,222	$917,425	$490,563	$311,300	$257,251
Fixed charges	473,798	896,671	460,588	254,006	187,843	192,536

Earnings, for computation purposes	$1,235,745	$1,982,893	$1,378,013	$744,569	$499,143	$449,787

Fixed Charges:
Interest on borrowings	$36,690	$62,188	$92,334	$42,931	$18,858	$49,208
Interest on deposits	424,703	812,986	356,736	204,335	164,252	140,361
Portion of rents representative of the interest factor	12,405	21,497	11,518	6,740	4,733	2,967

Fixed charges, including interest on deposits, for computation purposes	$473,798	$896,671	$460,588	$254,006	$187,843	$192,536

Ratio of earnings to fixed charges, including interest on deposits	2.61	2.21	2.99	2.93	2.66	2.34
Excluding Interest on Deposits
Earnings:
Income before income taxes	$761,947	$1,086,222	$917,425	$490,563	$311,300	$257,251
Fixed charges	49,095	83,685	103,852	49,671	23,591	52,175

Earnings, for computation purposes	$811,042	$1,169,907	$1,021,277	$540,234	$334,891	$309,426

Fixed Charges:
Interest on borrowings	$36,690	$62,188	$92,334	$42,931	$18,858	$49,208
Portion of rents representative of the interest factor	12,405	21,497	11,518	6,740	4,733	2,967

Fixed charges, excluding interest on deposits, for computation purposes	$49,095	$83,685	$103,852	$49,671	$23,591	$52,175

Ratio of earnings to fixed charges, excluding interest on deposits	16.52	13.98	9.83	10.88	14.20	5.93

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b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements(1)
Including Interest on Deposits
Earnings:
Income before income taxes	$761,947	$1,086,222	$917,425	$490,563	$311,300	$257,251
Fixed charges	473,798	896,671	460,588	254,006	187,843	192,536

Earnings, for computation purposes	$1,235,745	$1,982,893	$1,378,013	$744,569	$499,143	$449,787

Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$36,690	$62,188	$92,334	$42,931	$18,858	$49,208
Interest on deposits	424,703	812,986	356,736	204,335	164,252	140,361
Portion of rents representative of the interest factor	12,405	21,497	11,518	6,740	4,733	2,967

Fixed charges, including interest on deposits, for computation purposes	$473,798	$896,671	$460,588	$254,006	$187,843	$192,536
Preferred stock dividend requirements	—	—	—	—	1,636	7,397

Fixed charges and preferred stock dividend requirements, including interest on deposits, for computation purposes	$473,798	$896,671	$460,588	$254,006	$189,479	$199,932

Ratio of earnings to fixed charges and preferred stock dividend requirements, including interest on deposits	2.61	2.21	2.99	2.93	2.63	2.25
Excluding Interest On Deposits
Earnings:
Income before income taxes	$761,947	$1,086,222	$917,425	$490,563	$311,300	$257,251
Fixed charges	49,095	83,685	103,852	49,671	23,591	52,175

Earnings, for computation purposes	$811,042	$1,169,907	$1,021,277	$540,234	$334,891	$309,426

Fixed Charges and Preferred Stock:
Dividend Requirements
Interest on borrowings	$36,690	$62,188	$92,334	$42,931	$18,858	$49,208
Portion of rents representative of the interest factor	12,405	21,497	11,518	6,740	4,733	2,967

Fixed charges, excluding interest on deposits, for computation purposes	$49,095	$83,685	$103,852	$49,671	$23,591	$52,175
Preferred stock dividend requirements	—	—	—	—	1,636	7,397

Fixed charges and preferred stock dividend requirements, excluding interest on deposits, for computation purposes	$49,095	$83,685	$103,852	$49,671	$25,227	$59,571

Ratio of earnings to fixed charges and preferred stock dividend requirements, excluding interest on deposits	16.52	13.98	9.83	10.88	13.28	5.19

(1)
Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

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